Exhibit 10.3

SECURED REVOLVING CREDIT NOTE

$109,000,000	December 28, 2011

FOR VALUE RECEIVED, and intending to be legally bound hereby, Pegasus Funding LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of Fund Pegasus, LLC, a Delaware limited liability company (“Lender”) the principal sum of ONE HUNDRED AND NINE MILLION DOLLARS ($109,000,000) in lawful money of the United States of America, or such lesser amount as may be lent by Lender to Borrower from time to time, together with interest thereon, as hereinafter specified. This Secured Revolving Credit Note (the “Note”) is being delivered pursuant to that certain Revolving Credit Agreement dated of even date herewith by and between Borrower and Lender (the “Revolving Credit Agreement”). The Term of this Note shall be the same Term as set forth in the Revolving Credit Agreement. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Revolving Credit Agreement. Schedule A hereto shall be amended form time to time to reflect Loans and shall designate such Loans as Investment Advances or Overhead Advances.

No interest on the unpaid principal balance on this Note shall accrue, except as set forth in the Revolving Credit Agreement and subject to the terms thereof. The outstanding principal balance and accrued interest of this Note shall be due and payable in accordance with the Revolving Credit Agreement.

The payments due under this Note shall be made to Lender at the address indicated in the Revolving Credit Agreement, or at such other address as Lender may designate pursuant to the Revolving Credit Agreement. Borrower will have the right to prepay any or all of the principal balance outstanding under this Note, in whole or in part, at any time and from time to time, without the prior written consent of Lender. Any such prepayment shall be applied first to any unpaid interest that may have accrued through the date of payment and then to the unpaid principal balance of this Note.

This Note is secured by a first priority security interest in all of Borrower’s assets as more fully described in that certain Security Agreement dated of even date herewith by and between Lender and Borrower (the “Security Agreement”). This Note, the Revolving Credit Agreement and the Security Agreement shall hereinafter be referred to as the “Loan Documents.”

In addition to the principal payments specified above, the undersigned shall pay to Lender all costs and expenses, including, without limitation, reasonable attorneys’ fees and legal expenses that are incurred by Lender in the enforcement of this Note upon an Event of Default.

In the event of the occurrence of an Event of Default under any or all of the Loan Documents, Borrower shall be in default under this Note, and, subject to the provisions of Section 2.3 of the Revolving Credit Agreement, Lender shall have the option to declare the unpaid principal balance of this Note and all interest accrued thereon to be immediately due and payable, without demand, notice or presentment of any kind. Borrower hereby waives presentment for payment, demand, notice of dishonor, protest and notice of protest with regard to this Note in all instances.

This Note shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and permitted assigns. This Note may not be assigned without the prior written consent of Borrower and Lender, except that Lender may assign this Note to an affiliate or successor in interest of Lender. This Note shall be governed, construed and enforced in accordance with the laws of the State of Delaware, regardless of laws that might otherwise govern under applicable principles or conflicts of law. Borrower and Lender each agrees that the Courts of the City and State of New York and the United States District Court for the Southern District of New York shall have the exclusive jurisdiction to hear and determine any claims or disputes pertaining to or arising directly or indirectly out of this Note or any amendment or supplement hereto or to any matter arising herefrom or therefrom. Borrower and Lender expressly submit and consent in advance to such matters. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not impair the remaining provisions of this Note or the indebtedness evidenced by this Note.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed on the day and year first written above.

PEGASUS FUNDING, LLC

By:	/s/ Max Alperovich
Max Alperovich, Authorized Officer

Schedule A to Secured Revolving Credit Note

Dated as of December 28, 2011 made by

Pegasus Funding LLC in favor of

Fund Pegasus LLC

	September 30,	September 30,	September 30,	September 30,	September 30,
	Principal		Principal
Date Loan	Amount		Amount	Notation
Made or Paid	of Loan	Type	Outstanding	Made by	Dated
*December 28, 2011	$4,000,000	Advances		MA	12/28/11

*December 28, 2011	$360,000	Overhead Advances		MA	12/28/11

*	Borrower has assumed certain Loans outstanding to Lender pursuant to that certain Assignment and Assumption Agreement by and between Borrower and Pegasus Legal Funding, LLC, dated December 28, 2011.

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